UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 16, 2005

Tredegar Corporation

(Exact Name of Registrant as Specified in its Charter)

Virginia	1-10258	54-1497771

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Boulders Parkway Richmond, Virginia	23225

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 330-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 16, 2006, Tredegar Corporation (“Tredegar”) announced that Mr. Norman A. Scher intends to retire as President and Chief Executive Officer of Tredegar. Concurrently, Tredegar announced that Mr. John D. Gottwald, Chairman of the Board of Directors, has been appointed by the Board of Directors to be President and Chief Executive Officer. In so doing, Mr. Gottwald will step down as Chairman of the Board of Directors. The Board of Directors has appointed Dr. Richard L. Morrill, currently an independent director of Tredegar, to be Chairman of the Board of Directors. In addition, the Board of Directors has appointed Mr. Scher to become a Vice Chairman of the Board of Directors. Each of the foregoing changes will be effective as of March 1, 2006. A copy of the press release issued on January 16, 2006, is attached as Exhibit 99.1 to this Current Report and incorporated by reference herein.

Mr. Gottwald, 51, has served as Chairman of the Board of Directors of Tredegar since September 10, 2001, having served previously as President and Chief Executive Officer of Tredegar from July 10, 1989 until September 10, 2001. Mr. Gottwald currently serves as a director of Albemarle Corporation, a chemicals company (“Albemarle”). Mr. Gottwald has been a Tredegar director since 1989.

Mr. Scher, 68, has served as President and Chief Executive Officer of Tredegar since September 10, 2001, having served previously as Executive Vice President and Chief Financial Officer of Tredegar from July 10, 1989 until September 10, 2001. He currently serves as a director of Alliance One International, Incorporated, an international leaf tobacco merchant. He has been a director of Tredegar since 1989.

Dr. Morrill, 66, has served as the Chancellor of the University of Richmond since July 1, 1998, having served previously as Distinguished University Professor of Ethics and Democratic Values, University of Richmond, from July 1, 1998 until June 1, 2004 and as President of the University from 1988 to June 30, 1998. Dr. Morrill also serves as a director of Albemarle and Trustee of The Williamsburg Investment Trust. He has been a director of Tredegar since 1997.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Board of Directors meeting held on January 16, 2006, the Board approved amendments to the Amended and Restated By-laws of Tredegar that are effective as of January 16, 2006, to (i) provide for more than one Vice Chairman of the Board of Directors, (ii) provide that the Chairman of the Board is not required to serve on the Executive Committee, (iii) delete references to meeting notices by telegraph and replace such references with electronic mail, (iv) delete certain duties of the Chairman of the Board of Directors that are no longer applicable, (v) delete the restriction that the President and Chief Executive Officer could not serve as Secretary, and (vi) make minor changes to the provision on record dates of shareholders meetings to be in conformity to the Virginia Stock Corporation Act.

This description of Tredegar’s Amended and Restated By-laws, as amended, is not complete and is qualified in its entirety by reference to the copy of the Amended and Restated By-laws, which are attached as Exhibit 3.01 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

3.01	Amended and Restated By-laws of Tredegar Corporation

99.1	Press Release, dated as of January 16, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREDEGAR CORPORATION

Date: January 17, 2006	By:	/s/ D. Andrew Edwards
D. Andrew Edwards
Vice President, Chief Financial Officer
and Treasurer

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

3.01	Amended and Restated By-laws of Tredegar Corporation

99.1	Press Release, dated as of January 16, 2006

5